Exhibit 99.1

SOMANETICS REPORTS(R)                              NEWS RELEASE

1653 East Maple Road    o  Troy, MI  48083         CONTACT:  Mary Ann Victor,
Phone:  (248) 689-3050  o  Fax:  (248) 689-4272    Vice President and Chief
www.somanetics.com                                 Administrative Officer
                                                   Extension 204

FOR IMMEDIATE RELEASE -

                 SOMANETICS REPORTS RECORD NET REVENUES, INCOME
                 ----------------------------------------------
               BEFORE INCOME TAXES AND NET INCOME FOR FISCAL 2006
               --------------------------------------------------

o Fiscal 2006 net revenues increased 40 percent to a record $28.7 million, including a 25 percent increase in fourth quarter revenues.

o Gross margins increased to 88 percent for fiscal 2006, including 89 percent in the fourth quarter.

o Fiscal 2006 income before income taxes was a record $9.6 million. Fiscal 2006 net income was a record $10.4 million, or $0.75 per diluted share, including a $750,000 net tax benefit. Fourth quarter income before income taxes was $2.0 million, and net income for the fourth quarter was $5.3 million, or $0.37 per diluted share, including a $3.4 million net tax benefit.

o Somanetics launched its next generation four-channel INVOS System monitor that allows for simultaneous monitoring of changes in cerebral and somatic tissue blood oxygen saturation.

o    Somanetics approximately doubled the size of the U.S. sales team.

o A randomized, prospective study that was published in the January 2007 issue of Anesthesia and Analgesia showed that using information from the INVOS System resulted in a 73 percent reduction in major organ morbidity and mortality and significantly shortened ICU stays in the intervention group.

o Somanetics offers guidance for fiscal 2007 of approximately $40 million in net revenues, 87 to 88 percent gross margins and income before income taxes between $12.5 and $13.4 million.

TROY, Mich. -- January 18, 2007 -- Somanetics Corporation (Nasdaq: SMTS) reported financial results for the fourth fiscal quarter and year ended November 30, 2006.

"Fiscal 2006 was a year of solid progress for Somanetics, as indicated by the increased adoption of our technology, including record U.S. INVOS System placements in the fourth quarter and strong sensor unit sales growth," said Bruce Barrett, Somanetics' president and chief executive officer. "In the fourth quarter, total revenues were not what we expected primarily because of the timing of international purchases by our distribution partners and lower than expected U.S. INVOS System monitor purchases, although we are pleased with the fundamental indicators of our business."

"During the year we continued to make progress on a number of clinical research and research and development initiatives," said Barrett. "We have approximately doubled the size of our U.S. sales team with high caliber people, and we exited the year in a strong financial position."

FOURTH QUARTER RESULTS

Fourth quarter 2006 net revenues increased 25 percent to $7.7 million from $6.2 million in the same period of 2005. U.S. net revenues increased 29 percent to $6.8 million from $5.2 million in the same period of 2005. International net revenues were $927,474 compared to $921,691 in the fourth quarter of 2005.

Gross margins were 89 percent compared to 88 percent in the fourth quarter of 2005.

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SOMANETICS REPORTS FISCAL 2006 RESULTS / 2

Somanetics reported fourth quarter income before income taxes of $2.0 million, including a $1 million research and development expense in fiscal 2006 in connection with Somanetics' Contract Development and Exclusive Licensing Agreement with NeuroPhysics Corporation, compared to income before income taxes of $741,609 in the fourth quarter of 2005. Somanetics' net income in the fourth quarter of 2006 included a $3.4 million net tax benefit primarily resulting from changes in the deferred tax valuation allowance, compared to a $4.6 million net tax benefit in the same period of fiscal 2005.

FISCAL 2006 RESULTS

For the fiscal year ended November 30, 2006, net revenues increased 40 percent to a record $28.7 million from $20.5 million a year ago. U.S. net revenues increased 35 percent to $23.3 million and international net revenues increased 64 percent to $5.4 million.

Fiscal 2006 gross margins were 88 percent compared to 87 percent in fiscal 2005.

Fiscal 2006 income before income taxes was $9.6 million, compared to $4.5 million in 2005. Net income was approximately $10.4 million, or $0.75 per diluted share. This includes a $750,000 net tax benefit primarily resulting from changes in Somanetics' deferred tax asset valuation allowance, as a result of expected future tax benefits related to net operating loss carryforwards, partially offset by taxes on income in fiscal 2006.

Somanetics ended fiscal 2006 with a cash and investments balance of $71.6 million.

RECENT HIGHLIGHTS - PRODUCT AND TECHNOLOGY ADVANCEMENTS

Fiscal 2006 was highlighted by significant achievements in the areas of new product development and sales and marketing programs. In late 2005, Somanetics received FDA 510(k) clearance to market a new application of the INVOS System technology that allows monitoring of changes in somatic, or skeletal muscle, tissue blood oxygen saturation. This led to the development, and mid-year launch, of a four-channel INVOS System monitor that can provide simultaneous cerebral and somatic tissue monitoring, providing more data points to help manage patient care.

In addition to the new INVOS System model, Somanetics is developing a neonatal NIRSensor meeting the specialized requirements for use in the neonatal intensive care unit. After market testing early this year, Somanetics will begin more widespread marketing of the product for use in the neonatal intensive care unit.

In September, Somanetics entered into a Contract Development and Exclusive Licensing Agreement with NeuroPhysics Corporation of Shirley, Mass., which provides Somanetics with feasibility research, contract development and consulting services and certain ownership and licensing rights to intellectual property and technical knowledge associated with several novel near-infrared spectroscopy ("NIRS") and imaging technologies and products under development at NeuroPhysics. Somanetics paid an initial license fee of $1 million and will pay monthly license fees of up to $30,000 a month, depending on which projects are continuing under development at NeuroPhysics at the time, beginning April 1, 2008, and a royalty on any future sales of the new products. NeuroPhysics' approach has the potential to advance, differentiate and complement Somanetics' INVOS technology.

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SOMANETICS REPORTS FISCAL 2006 RESULTS / 3

Products under development at NeuroPhysics include a novel approach to depth resolved NIRS measurements; a fetal cerebral oximetry system; a monitor for measuring oxygen saturation in deep tissues for assessing hemorrhagic shock; devices to assess tumors or swelling containing blood, including in the brain of head trauma victims, and neonates with intra-ventricular hemorrhage; a continuous and non-invasive blood gas monitor; and a new imaging concept intended to improve resolution and expand the applicability of endoscopes. It is expected that work on these projects will continue throughout 2007.

IMPORTANT PEER-REVIEWED PUBLISHING

The peer-reviewed publication called "Monitoring Brain Oxygen Saturation During Coronary Bypass Surgery: A Randomized, Prospective Study," was published in the January 2007 issue of Anesthesia and Analgesia. The study, conducted by John Murkin, MD, FRCPC, professor of anesthesiology at the University of Western Ontario, Canada, involved 200 coronary bypass patients randomized into 100 intervention and 100 control (or non-intervention) patients. Using the INVOS System to provide information to help maintain the INVOS System's index of regional cerebral blood oxygen saturation within 75 percent of the baseline value resulted in a 73 percent reduction in major organ morbidity and mortality and significantly shortened ICU stays in the intervention group. The study concluded that monitoring of regional brain oxygen saturation in coronary artery bypass patients can avoid profound cerebral desaturations and is associated with significantly fewer incidents of mortality and major organ morbidity.

INCREASED INVESTMENT IN SALES AND MARKETING

Somanetics continued to increase investment in its direct U.S. sales team, which now has 48 team members. Somanetics also participated in a number of national and regional trade shows and medical conferences, supported peer-to-peer educational programs and developed new education, marketing and advertising materials to support selling efforts, and has plans to increase such marketing activities in 2007.

Upcoming trade shows in 2007 include the Society for Thoracic Surgery annual meeting in late January, where a number of presentations about cerebral oximetry are expected to be made. One such presentation is an abstract called "Prolonged Intraoperative Forebrain Desaturation Predicts Cognitive Decline After Cardiac Surgery," by James Slater, MD, cardiothoracic surgeon at Atlantic Health System in Morristown, NJ. Additional STS University courses presented during the meeting also will include discussions of the use of cerebral oximetry in adult and pediatric applications.

SPONSORSHIP OF CLINICAL TRIAL INVOLVING DIABETIC MAJOR SURGERY PATIENTS

Somanetics continues to sponsor the initial phase of a prospective, randomized, blinded clinical trial involving diabetic patients over age 50 undergoing major general surgery at Duke University Medical Center and the neighboring Veteran's Administration Hospital. During the initial phase, investigators will determine the number of patients required in a full trial for results to be statistically significant. If the results of the full trial are positive, Somanetics intends to target more actively the sale of the INVOS System for use in diabetic patients undergoing major general surgeries, consistent with FDA requirements.

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SOMANETICS REPORTS FISCAL 2006 RESULTS / 4

BUSINESS OUTLOOK

"Our focus in 2007 will be to continue to develop the cardiovascular and pediatric intensive care unit market segments for the INVOS technology," Barrett concluded. "We plan to capitalize on our opportunities with an aggressive marketing campaign and expand into the neonatal intensive care unit market with a sensor specially designed for that patient group as the year progresses. We believe these market segments provide potential for exciting growth, especially in light of our expanded selling resources and the recent publication of Dr. Murkin's data. At the same time, we are continuing our research and development activities for other potential applications of the technology."

Somanetics' financial guidance for fiscal year 2007 is based on current estimates. Somanetics undertakes no obligation to update its estimates. Somanetics is currently forecasting:

o    Fiscal 2007 net revenues to be approximately $40 million.

o Fiscal 2007 income before income taxes in the range of $12.5 to $13.4 million.

o Fiscal 2007 gross margins in the range of 87 to 88 percent and operating margins between 22 and 24 percent.

SOMANETICS TO HOST CONFERENCE CALL

Somanetics will web cast its fiscal 2006 conference call at 10:00 a.m. (ET) today. To join the web cast, visit the Investor Center section of Somanetics' website at www.somanetics.com and click on the "2006 Fiscal Year Conference Call" link. The call also will be archived on the website.

ABOUT SOMANETICS

Somanetics Corporation (Nasdaq: SMTS) develops, manufactures and markets medical devices that can help medical professionals potentially improve surgical outcomes and patient recovery in critical care settings. Somanetics currently has two product lines. The INVOS(R) System provides noninvasive regional blood oxygenation change data that helps address clinical challenges faced by surgeons, anesthesiologists, perfusionists and critical care nurses. The CorRestore System is used in cardiac repair and reconstruction, including an operation called Surgical Ventricular Restoration (SVR) for the treatment of certain patients with severe congestive heart failure. Somanetics supports its customers through a direct U.S. sales force and clinical education team. Globally, Tyco Healthcare markets INVOS System products in Europe, Canada, the Middle East and Africa and Edwards Lifesciences represents INVOS System products in Japan. For more information visit www.somanetics.com.

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SOMANETICS REPORTS FISCAL 2006 RESULTS / 5

SAFE-HARBOR STATEMENT

Except for historical information contained herein, the matters discussed in this news release, including financial guidance for fiscal year 2007, are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Actual results may differ significantly from results discussed in the forward-looking statements and may be affected by, among other things, economic conditions in general and in the healthcare market, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the Cerebral Oximeter and SomaSensor, our dependence on distributors and independent sales representative firms for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, changes in our deferred tax assets, future equity compensation expenses, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, the lengthy sales cycle for our products, sales employee turnover, changes in our actual or estimated future taxable income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others' patents and the other factors set forth from time to time in Somanetics' Securities and Exchange Commission filings, including Somanetics' 2005 Annual Report on Form 10-K filed on January 31, 2006 and its 2006 Quarterly Reports on Form 10-Q filed on March 31, 2006, June 30, 2006 and October 6, 2006, respectively.

                               (Tables to follow)
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SOMANETICS REPORTS FISCAL 2006 RESULTS / 6

                             SOMANETICS CORPORATION

                            STATEMENTS OF OPERATIONS

                                                         For the Years Ended
                                                             November 30,
                                                     -----------------------------
                                                          2006           2005
                                                     -------------   -------------
NET REVENUES .....................................   $  28,700,600   $  20,509,252
COST OF SALES ....................................       3,565,588       2,601,488
                                                     -------------   -------------
    Gross margin .................................      25,135,012      17,907,764
                                                     -------------   -------------
OPERATING EXPENSES:
    Research, development and engineering ........       1,582,521         525,679
    Selling, general and administrative ..........      16,484,567      13,241,053
                                                     -------------   -------------
        Total operating expenses .................      18,067,088      13,766,732
                                                     -------------   -------------
OPERATING INCOME .................................       7,067,924       4,141,032
                                                     -------------   -------------
OTHER INCOME:
    Interest income ..............................       2,582,033         310,055
                                                     -------------   -------------
        Total other income .......................       2,582,033         310,055
                                                     -------------   -------------
INCOME BEFORE INCOME TAXES .......................   $   9,649,957   $   4,451,087

INCOME TAX BENEFIT ...............................         750,000       3,300,000
                                                     -------------   -------------
NET INCOME .......................................   $  10,399,957   $   7,751,087
                                                     =============   =============
NET INCOME PER COMMON
    SHARE - BASIC ................................   $         .83   $         .75
                                                     =============   =============
NET INCOME PER COMMON
    SHARE - DILUTED ..............................   $         .75   $         .66
                                                     =============   =============
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING --
    BASIC ........................................      12,463,075      10,322,226
                                                     =============   =============
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING --
    DILUTED ......................................      13,824,467      11,797,799
                                                     =============   =============

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SOMANETICS REPORTS FISCAL 2006 RESULTS / 7

                            STATEMENTS OF OPERATIONS

                                                       For the Quarters Ended
                                                             November 30,
                                                     -----------------------------
                                                          2006            2005
                                                     -------------   -------------
NET REVENUES .....................................   $   7,684,289   $   6,151,041
COST OF SALES ....................................         848,702         745,304
                                                     -------------   -------------
    Gross margin .................................       6,835,587       5,405,737
                                                     -------------   -------------
OPERATING EXPENSES:
    Research, development and engineering ........       1,128,381         229,238
    Selling, general and administrative ..........       4,590,453       4,555,404
                                                     -------------   -------------
        Total operating expenses .................       5,718,834       4,784,642
                                                     -------------   -------------
OPERATING INCOME .................................       1,116,753         621,095
                                                     -------------   -------------
OTHER INCOME:
    Interest income ..............................         872,431         120,514
                                                     -------------   -------------
        Total other income .......................         872,431         120,514
                                                     -------------   -------------
INCOME BEFORE INCOME TAXES .......................   $   1,989,184   $     741,609

INCOME TAX BENEFIT ...............................       3,354,663       4,561,223
                                                     -------------   -------------
NET INCOME .......................................   $   5,343,847   $   5,302,832
                                                     =============   =============
NET INCOME PER COMMON
    SHARE - BASIC ................................   $         .41   $         .50
                                                     =============   =============
NET INCOME PER COMMON
    SHARE - DILUTED ..............................   $         .37   $         .43
                                                     =============   =============
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING --
    BASIC ........................................      13,138,966      10,606,172
                                                     =============   =============
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING --
    DILUTED ......................................      14,598,103      12,215,416
                                                     =============   =============

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SOMANETICS REPORTS FISCAL 2006 RESULTS / 8

                                 BALANCE SHEETS

                                                                           November 30,
                                                                 ------------------------------
                                                                      2006             2005
                                                                 -------------    -------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ................................   $  28,734,869    $  13,148,237
    Marketable securities ....................................      20,918,134               --
    Accounts receivable ......................................       4,740,043        3,531,740
    Inventory ................................................       2,172,458        1,058,101
    Prepaid expenses .........................................         494,822          623,303
    Accrued interest receivable ..............................         351,666               --
    Deferred tax asset - current .............................       2,761,217        1,561,322
                                                                 -------------    -------------
        Total current assets .................................      60,173,209       19,922,703
                                                                 -------------    -------------
PROPERTY AND EQUIPMENT:
    Demonstration and no capital cost sales equipment
     at customers ............................................       2,650,939        1,916,655
    Machinery and equipment ..................................       1,263,015          768,992
    Furniture and fixtures ...................................         300,037          289,397
    Leasehold improvements ...................................         195,565          187,135
                                                                 -------------    -------------
        Total ................................................       4,409,556        3,162,179
    Less accumulated depreciation and amortization ...........      (2,285,279)      (1,836,438)
                                                                 -------------    -------------
        Net property and equipment ...........................       2,124,277        1,325,741
                                                                 -------------    -------------
OTHER ASSETS:
    Long-term investments ....................................      21,917,764               --
    Deferred tax asset - non-current .........................       8,182,783        8,438,678
    Intangible assets, net ...................................          10,009           16,921
    Other ....................................................          15,000           15,000
                                                                 -------------    -------------
        Total other assets ...................................      30,125,556        8,470,599
                                                                 -------------    -------------
TOTAL ASSETS .................................................   $  92,423,042    $  29,719,043
                                                                 =============    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable .........................................   $   1,045,727    $     712,796
    Accrued liabilities ......................................       1,159,770        1,165,594
                                                                 -------------    -------------
        Total current liabilities ............................       2,205,497        1,878,390
                                                                 -------------    -------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
    Preferred shares; authorized, 1,000,000 shares of $.01 par
        value; no shares issued or outstanding ...............              --               --
    Common shares; authorized, 20,000,000 shares of $.01 par
        value; issued and outstanding, 13,163,627 shares
        at November 30, 2006, and 10,715,885
         shares at November 30, 2005 .........................         131,636          107,159
    Additional paid-in capital ...............................     116,817,012       64,864,554
    Accumulated deficit ......................................     (26,731,103)     (37,131,060)
                                                                 -------------    -------------
        Total shareholders' equity ...........................      90,217,545       27,840,653
                                                                 -------------    -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...................   $  92,423,042    $  29,719,043
                                                                 =============    =============

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